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                                                                    Exhibit 23.3


                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors
Bankers Trust New York Corporation:

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-27498, 33-45699, 33-58340, 33-50395, 33-51615, 33-65301,
333-08549, 333-15089, 333-15089-01 through -04, 333-32909, Form S-4 Nos.
333-22733, 333-22733-01, 333-31061 and Form S-8 Nos. 2-67517, 2-97972, 33-20693,
33-21564, 33-41014, 33-52329, 33-54971, 333-12181, 333-19963, 333-31061, and
333-34371) of our report dated September 5, 1997, with respect to the supplemental consolidated balance sheet of Bankers Trust New York
Corporation and Subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ending December 31, 1996, which appears in the Current Report on Form 8-K dated September 1, 1997 of the Company.



                                /s/ KPMG Peat Marwick LLP


New York, New York
September 8, 1997